Exhibit 99.1

Freedom Leaf Inc. (FRLF) Announces Acquisition of “Green Lotus” Companies

LAS VEGAS, NV – May 21, 2019 – Freedom Leaf Inc. (OTCQB: FRLF), a Nevada corporation, d/b/a Freedom Leaf Health, announced its entry into a definitive agreement to acquire ECS Labs LLC, including its two wholly-owned operating subsidiaries, which collectively constitute the “Green Lotus” premium hemp oil products brand. The acquisition is expected to generate a substantial increase in revenue for Freedom Leaf while providing Freedom Leaf access to a more robust portfolio of products, enhanced distribution capabilities and penetration in attractive emerging CBD markets worldwide. The purchase price for the transaction is $14mm of Freedom Leaf common stock to be issued at the closing of the acquisition valued based on the volume-weighted average trading price per share for the thirty trading days prior to the date of the closing of the acquisition.

Green Lotus offers an eponymous line of CBD products including tinctures, soft gels, topicals, cartridges, gummies and pet tinctures and a newly introduced line of sparkling CBD beverages. In 2018, the Green Lotus companies generated unaudited gross revenue of $2.2mm with positive cash flow, and in the first quarter of 2019, the unaudited gross revenue of Green Lotus reached $1.4mm in the U.S.

The acquisition is subject to customary closing conditions and is expected to close on or before May 27, 2019. For additional details, please reference the Form 8-K to be filed with the U.S. Securities and Exchange Commission. Freedom Leaf was advised by Kleinberg, Kaplan, Wolff & Cohen, P.C. in connection with the transaction.

KEY HIGHLIGHTS

•	The acquisition will bring an expansion of talent and new leadership to Freedom Leaf. Upon the closing of the acquisition, Carlos Frias, a Marine Corps veteran who founded Green Lotus in 2016, will assume the role of CEO of Freedom Leaf.

•	The combination offers Freedom Leaf an established portfolio of hemp CBD products and greater access to multiple sales channels including traditional retail, independent pharmacies, ecommerce, and direct-to-consumer. The acquisition is expected to significantly increase and broaden Freedom Leaf’s current customer base.

•	Green Lotus has an existing multi-year agreement with CBD Life SA De CV (“CBD Life”), one of only a limited number of legal entities to hold CBD importation and distribution licenses within the Country of Mexico. First shipments to CBD Life under the agreement are expected to begin in the second half of 2019 for CBD Life’s distribution to approximately 4,000 outlets initially, with the potential to expand to approximately 40,000 outlets over the coming years.

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Expanding Freedom Leaf:

Beyond the expected revenue accretion anticipated to result from the acquisition, the acquisition is expected to facilitate significant operating efficiencies and synergies beginning with the consolidation of Freedom Leaf’s existing operations into the cGMP certified manufacturing and lab facilities already operated by Green Lotus, as well as provide Freedom Leaf with access to Green Lotus’ owned biomass hemp inventory.

The acquisition is expected to add significant management capabilities, including a 17-person sales team. Daniel Nguyen, Green Lotus’ Chief Science Officer, will continue in this role after the closing of the acquisition and will oversee the cGMP certified manufacturing and lab facilities. Mr. Nguyen has a master’s degree in organic chemistry and extensive experience in nutraceuticals and cosmetics formulations.

“I am incredibly excited for the opportunity to lead Freedom Leaf,” said Green Lotus founder and CEO Carlos Frias. “With the combined resources of Green Lotus and Freedom Leaf, we will be positioned to become one of the leading players in the Mexican market, and a leading hemp-based consumer packaged company in the U.S. and abroad.”

“In acquiring Green Lotus, we will have added a highly talented management team, and I look forward to supporting Carlos Frias in his new role as CEO of Freedom Leaf,” noted Freedom Leaf CEO Clifford Perry. “The acquisition should transform Freedom Leaf into a leading North American hemp CBD consumer products company serving multiple distribution channels across many verticals.”

David Goldburg, Chairman of the Board of Directors of Freedom Leaf (the “Board”) and a senior partner of Merida Capital Partners, noted, “The combination of Green Lotus and Freedom Leaf is another example of Merida’s ecosystem at work. We have watched Carlos and his team since the founding of Green Lotus, and they have built an impressive operation that is now uniquely positioned to be a leading player in combination with Freedom Leaf. We are excited to see the power of the companies’ reach and market penetration as CBD becomes a mainstream health and wellness product.”

Effective at the closing of the acquisition, Richard Groberg and Richard Segerblom will resign from the Board, and Carlos Frias and Daniel Nguyen (two founding members of Green Lotus) will fill their vacancies on the Board. Certain stockholders of Freedom Leaf will also enter into a voting agreement, effective at the closing of the acquisition, agreeing to vote their shares of capital stock in favor of a Board to be comprised of six members including two members appointed by Merida Capital Partners, two members from the Green Lotus members, and two members from the existing Freedom Leaf management team. Additionally, after the closing of the acquisition, Freedom Leaf’s preferred stockholders will grant the Company the right to cause the conversion of their preferred stock into Freedom Leaf common stock in accordance with Freedom Leaf’s articles of incorporation, which conversion is expected to occur no earlier than July 1, 2019 and will result in Freedom Leaf having one class of common stock outstanding with identical voting rights for each share.

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Given the tremendous market opportunity in the U.S. and Mexico as a result of the Green Lotus acquisition, Freedom Leaf expects to focus its management resources and capital on its hemp CBD consumer packaged goods line of products in these markets and to exit its greenhouse operations in Valencia, Spain.

Shareholder Call:

The Company will be hosting a shareholder call on Thursday May 23 at 4:30pm (ET). Participants can access the call by dialing 866 342-8588 or 203 518-9865, using the passcode 52319. There will be a 30-day replay available, which can be accessed by dialing 844 488-7474 (toll free) or 862 902-0129 (toll), using passcode 52019104.

Contact:

Matt Bartlett

matt@freedomleaf.com

About Freedom Leaf Health:

Freedom Leaf Health is a clean healthcare company with a family of trusted brands that provide premium hemp-derived CBD products for greater health, wellness and longevity. IrieCBD is the company’s flagship brand of consumer health products offering full-spectrum hemp-derived CBD products in liquid, capsule and cream forms to support healthy levels of inflammation, immune system balance, mood and stress management, restful sleep, menstrual discomfort relief, energy boost and to act as a wellness supplement. The Company’s NatureBorn brand brings clean health to pets. Freedom Leaf Health is a fully reporting and audited publicly traded company trading under the symbol (OTCQB: FRLF).

About Green Lotus Hemp:

Green Lotus is a rapidly-growing Colorado-based premium hemp oil products brand. Founded by brothers Carlos and Alex Frias, Green Lotus manufactures and distributes premium cannabinoid products made from organic industrial hemp. Green Lotus has grown rapidly year-over-year since 2016, catapulted in part by the company’s proprietary formulas and its agile, vertically-integrated supply chain. Green Lotus is veteran-owned and powered by a young, diverse team of advocates dedicated to promoting a world where the healing power of hemp oil is accessible to all people. For more information, visit: www.GreenLotusHemp.com.  #LetsGrowTogether

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Company’s products and services, changes in relationships with third parties, and other factors described in the Company’s most recent periodic filings with the Securities and Exchange Commission.

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